UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2012

MUSCLEPHARM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of Principal Executive Offices)

(303) 396-6100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2012, the board of directors of MusclePharm Corporation (the “Company”) added four new members to its board of directors – Donald W. Prosser, Gordon Burr, Mark Groussman and John H. Bluher. Cory Gregory, co-founder of the Company, resigned from the Board effective July 19, 2012. Mr. Bluher will be Co-Chairman of the Board with Brad J. Pyatt, a founder and principal executive officer of the Company. Information on each new director is as follows:

Donald W. Prosser, age 62, has been the principal executive officer of Arête Industries, Inc. since January 2011 and a director of Arête since September, 2003. Arête is a voluntary filer under the Securities Exchange Act of 1934. Mr. Prosser owns a certified public accounting firm, Donald W. Prosser, P.C., specializing in tax services and accounting and has represented a number of private and public companies serving in the capacity of accountant, member of boards of directors, and as chief financial officer. From 1997 to 1999, Mr. Prosser served as CFO and Director for Chartwell International, Inc., a public company publishing high school athletic information and providing athletic recruiting services. From 1999 to 2000, he served as CFO and Director for Anything Internet, Inc. and from 2000 to 2001, served as CFO and Director for its successor, Inform Worldwide Holdings, Inc., a publicly traded company. From November 2002 through June 2008, Mr. Prosser served as CFO of VCG Holding Corp., a public company. He also has served on the board of directors of Veracity Management Global, Inc., a publicly traded company, since January, 2008. Mr. Prosser has been a certified public accountant since 1975. Mr. Prosser attended the University of Colorado from 1970 to 1971 and Western State College of Colorado from 1972 to 1975, where he earned a Bachelor’s Degree in Accounting and History (1973) and a Master’s Degree in Accounting – Income Taxation (1975).

Gordon Burr, age 63, is the founder and president of the B-Mex/Exciting Games group, which is a group of US and Mexican companies that constructed, own and operate casinos in Mexico. Mr. Burr occupies a principal role in both corporate strategy and in daily operations and has served as President of the B-Mex/Exciting Games group since its inception in 2005. Prior to his involvement with B-Mex/Exciting Games, Mr. Burr served as a Vice President of Business Development and Manager for several companies in the United States. From 2003 to 2004, he was VP of Business Development for Pelion Systems, Inc., a software company providing manufacturing optimization software and solutions that merged with JCIT International to form DemandPoint. Before that, Mr. Burr was Manager of Business Development for C2 Media, a corporate printing roll-up, between 2001 and 2003, and was involved in fundraising and later operations. Mr. Burr also serves on the board of directors for the Colorado Honor Corps, a local division of the Tragedy Assistance Program for Survivors, which provides assistance for persons who have lost a military loved one. Mr. Burr is also a co-founder and Vice Chairman of Fundación Curando a México, a non-profit charity in Mexico partnered with Project C.U.R.E. in the US to bring medical equipment, supplies, training and other services to hospitals serving the low-income population in Mexico.

Mark Groussman, age 39, was appointed as the Chief Executive Officer of American Strategic Minerals Corporation in June 2012. Mr. Groussman has been a consultant and investor in both private and public companies for the past 11 years. Mr. Groussman has been the managing member of Bull Hunter LLC since 2001 and the president of Melechdavid, Inc. since 2001. Both of these companies invest in small capitalization in private and public companies. Mr. Groussman received his B.A. from George Washington University in 1995 and received a M.S. in Real Estate Finance from New York University in 1999. Mr. Groussman's appointment to the Board was pursuant to the terms of a consulting agreement between the Company and Melechdavid, Inc., a corporation owned by Mr. Groussman.

John H. Bluher, age 54, has provided consulting services to a leading financial advisory and management consultant firm in Beverly Hills, California since September 2010. Since December 2009, Mr. Bluher assisted in raising capital, marketing and co-managed Coachman Energy Funds at Caddis Capital, LLC, a private equity portfolio focused on oil and gas investments. From February 2010 to August 2010, Mr. Bluher acted as investment banker and special financial advisor to the AARP Mutual Fund Board of Trustees in a platform divestiture. From December 2007 to May 2009, Mr. Bluher served as managing director and general counsel at Lehman Brothers, Inc.’s (NYSE:LEH) investment management division. Mr. Bluher also served as global chief legal and compliance officer and managing director of Neuberger Berman during this period. From August 2004 to June 2007, Mr. Bluher served as general counsel and director of risk and Janus Capital, Inc. (NYSE:JNS). From June 2002 to July 2004, Mr. Bluher served as executive vice president, general counsel and corporate secretary and director of risk management of Knight Trading Group (NASDAQ:NITE). From January 2001 to May 2002, Mr. Bluher served as senior vice president and global chief compliance officer for Prudential Securities, Inc. (NYSE:PRU). From October 1997 to January 2001, Mr. Bluher served as general counsel and chief compliance officer of Sun America, Inc. (NYSE:SAI) later (NYSE:AIG). From 1992 – 1997, Mr. Bluher served as senior vice president, regional and divisional Counsel at Prudential Securities, Inc. From 1987 to 1992, Mr. Bluher was senior counsel for the Division of Enforcement at the Securities and Exchange Commission. Mr. Bluher holds a Bachelor of Science and a J.D. degree from the University of Wyoming and has held FINRA Series 7, Series 24 and Series 14 licenses.

Item 8.01. Other Events

On July 19, 2012, the Company issued a press release announcing the addition of four new members to its board of directors.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release issued July 19, 2012

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: July 24, 2012
	By:	/s/ Brad J. Pyatt
Brad J. Pyatt, Chief Executive Officer